UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2021

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

CLO Transaction Overview

On March 31, 2021 (the “FL4 CLO Closing Date”), TPG RE Finance Trust, Inc. (the “Company”) entered into a collateralized loan obligation (“TRTX 2021-FL4” or the “FL4 CLO”) through its wholly-owned subsidiaries, TRTX 2021-FL4 Issuer, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as issuer (the “FL4 Issuer”), and TRTX 2021-FL4 Co-Issuer, LLC, a Delaware limited liability company, as co-issuer (the “FL4 Co-Issuer” and together with the FL4 Issuer, the “FL4 Issuers”). On the FL4 CLO Closing Date, the FL4 Issuers co-issued the following classes of notes pursuant to the terms of an indenture, dated as of March 31, 2021 (the “FL4 Indenture”), by and among the FL4 Issuers, TRTX Master CLO Loan Seller, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “FL4 Seller”), as advancing agent, Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “FL4 Trustee”), and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, custodian, securities intermediary, backup advancing agent and notes registrar (in all such capacities, together with its permitted successors and assigns, the “FL4 Note Administrator”):

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$617,875,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes Due 2038 (the “FL4 Class A Notes”), which had ratings of “AAA(sf)” and “Aaa(sf)” by Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc., respectively, and an initial expected weighted average life of 3.18 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 1.20% plus (iii) on and after the payment date in January 2027, 0.25%;

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$114,062,000 aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “FL4 Class A-S Notes”), which had a rating of “AAA(sf)” by KBRA and an initial expected weighted average life of 3.77 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 1.40% plus (iii) on and after the payment date in January 2027, 0.25%;

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$75,000,000 aggregate principal amount of Class B Third Priority Secured Floating Rate Notes Due 2038 (the “FL4 Class B Notes”), which had a rating of ”AA-(sf)” by KBRA and an initial expected weighted average life of 3.79 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 1.85% plus (iii) on and after the payment date in January 2027, 0.50%;

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$81,250,000 aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “FL4 Class C Notes”), which had a rating of ”A-(sf)” by KBRA and an initial expected weighted average life of 4.01 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 2.40% plus (iii) on and after the payment date in January 2027, 0.50%;

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$70,313,000 aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “FL4 Class D Notes”), which had a rating of ”BBB(sf)” by KBRA and an initial expected weighted average life of 4.33 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 3.60% plus (iii) on and after the payment date in January 2027, 0.50%; and

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$25,000,000 aggregate principal amount of Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “FL4 Class E Notes” and, together with the FL4 Class A Notes, the FL4 Class A-S Notes, the FL4 Class B Notes, the FL4 Class C Notes and the FL4 Class D Notes, the “FL4 Offered Notes”), which had a rating of ”BBB-(sf)” by KBRA and an initial expected weighted average life of 4.46 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 4.35% plus (iii) on and after the payment date in January 2027, 0.50%.

The FL4 Offered Notes were placed by Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Placement Agents”) pursuant to a placement agency agreement dated as of March 25, 2021.

In addition to the FL4 Offered Notes, on the FL4 CLO Closing Date, the FL4 Issuer issued, pursuant to the FL4 Indenture:

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$65,625,000 aggregate principal amount of Class F Seventh Priority Floating Rate Notes Due 2038 (the “FL4 Class F Notes”), which had a rating of ”BB-(sf)” by KBRA and an initial expected weighted average life of

4.65 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 6.25%; and

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$34,375,000 aggregate principal amount of Class G Eighth Priority Floating Rate Notes Due 2038 (the “FL4 Class G Notes” and, together with the FL4 Offered Notes and the FL4 Class F Notes, the “FL4 Notes”), which had a rating of “B-(sf)” by KBRA and an initial expected weighted average life of 4.79 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 8.00%.

As used herein, the term “Benchmark” has the meaning set forth in the FL4 Indenture. The calculation of the initial expected weighted average lives of the FL4 Notes assumes certain collateral characteristics, including that there are no prepayments, that there will be no extension of maturity dates and no capitalized and deferred interest and certain other modeling assumptions. There are no assurances that such assumptions will be met.

The FL4 Class F Notes and the FL4 Class G Notes were acquired by TRTX Master Retention Holder, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“FL4 Retention Holder”). The FL4 Class F Notes and the FL4 Class G Notes are not secured by the FL4 Collateral Interests (as defined below) or any other collateral securing the FL4 Offered Notes.

Concurrently with the issuance of the FL4 Notes, the FL4 Issuer also issued 112,500 preferred shares, par value $0.001 per share and with an aggregate liquidation preference and notional amount equal to $1,000 per share (the “FL4 Preferred Shares” and, together with the FL4 Notes, the “FL4 Securities”), to FL4 Retention Holder. FL4 Retention Holder acquired the FL4 Preferred Shares in order to comply with certain risk retention rules. The FL4 Preferred Shares are subject to the terms and conditions of a Preferred Share Paying Agency Agreement, dated as of March 31, 2021 (the “FL4 Preferred Share Paying Agency Agreement”), among the FL4 Issuer, Wells Fargo Bank, National Association, as preferred share paying agent, and MaplesFS Limited, as preferred share registrar and administrator. The FL4 Preferred Shares have no stated dividend rate. Holders of the FL4 Preferred Shares will be entitled to receive monthly non-cumulative dividends, if and to the extent that funds are available for such purpose, in accordance with the priority of payments set forth in the FL4 Indenture and under Cayman Islands law. The FL4 Preferred Shares were issued by the FL4 Issuer as part of its issued share capital, and are not secured by the FL4 Collateral Interests or any other collateral securing the FL4 Offered Notes.

The FL4 Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Proceeds from the issuance of the FL4 Securities were used to (i) purchase one (1) commercial real estate whole loan (the “FL4 Closing Date Whole Loan”) and seventeen (17) pari passu participations in 17 separate commercial real estate whole loans (the “FL4 Closing Date Pari Passu Participations” and, together with the FL4 Closing Date Whole Loan, the “FL4 Closing Date Collateral Interests”), (ii) fund an account (the “FL4 Ramp-Up Account”) in an amount of approximately $308.9 million to be used for purchase of certain other collateral interests during a ramp-up period following the Closing Date (the “FL4 Ramp-Up Collateral Interests,” and, together with the FL4 Whole Loans, the “FL4 Initial Collateral Interests”) and (iii) to undertake certain related activities.

The FL4 Closing Date Collateral Interests were purchased by the FL4 Issuer from the FL4 Seller, a wholly-owned subsidiary of the Company and an affiliate of the FL4 Issuers. The FL4 Closing Date Collateral Interests represented approximately 20.4% of the aggregate unpaid principal balance of the Company’s loan investment portfolio as of December 31, 2021 and had an aggregate principal balance of approximately $941.1 million as of March 9, 2021 (the cut-off date for the FL4 CLO).

The FL4 Closing Date Collateral Interests were purchased and the FL4 Collateral Interests will be purchased in the future by the FL4 Issuer from the FL4 Seller pursuant to a collateral interest purchase agreement (the “FL4 Collateral Interest Purchase Agreement”), dated as of March 31, 2021, among the FL4 Issuer, the FL4 Seller, TPG RE Finance Trust Holdco, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Holdco”), and, solely, as to section 4(k) thereof, TPG RE Finance Trust CLO Sub-REIT, a Maryland real estate investment trust and wholly-owned subsidiary of the Company. Pursuant to the FL4 Collateral Interest Purchase Agreement, the FL4 Seller made certain representations and warranties to the FL4 Issuer with respect to the FL4 Collateral Interests. In the event that a material breach of representation or warranty with respect to any FL4 Collateral Interests exists, the FL4 Seller will have to either (a) correct or cure such breach of representation or warranty, within 90 days of discovery by the FL4 Seller or receipt of written notice from any party to the FL4 Indenture and the FL4 Servicing Agreement (as defined below), (b) subject to the consent of a majority of the holders of each class of FL4 Notes, voting separately (excluding any FL4 Notes held by the FL4 Seller or any of its affiliates), make a cash payment to the FL4 Issuer, or (c) repurchase such FL4 Collateral Interest at a repurchase price calculated as set forth in the FL4 Collateral Interest Purchase Agreement. The obligation of the FL4 Seller to repurchase a FL4 Collateral Interest in connection with a material breach of the representations and warranties pursuant to the FL4 Collateral Interest Purchase Agreement has been guaranteed by Holdco.

Proceeds from the issuance of the FL4 Securities were also used (i) to repay amounts owed by the FL4 Seller in respect of pre-closing financing, including under certain warehouse lines with affiliates of the Placement Agents; (ii) to pay transaction expenses; and (iii) to undertake certain related activities.

The FL4 Notes

FL4 Collateral

The FL4 Offered Notes are secured by, among other things, (i) the portfolio of FL4 Collateral Interests, (ii) certain collection, payment, custodial, reinvestment and expense reserve accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iii) certain eligible investments purchased from deposits in certain accounts, (iv) the FL4 Issuer’s rights under certain related agreements, (v) all amounts delivered to the FL4 Note Administrator (or its bailee) (directly or through a securities intermediary), (vi) all other investment property, instruments and general intangibles in which the FL4 Issuer has an interest, other than certain excepted property, (vii) the FL4 Issuer’s ownership interests in and rights in certain permitted subsidiaries and (viii) all proceeds of the foregoing (collectively, the “FL4 Collateral”).

The FL4 Offered Notes are limited recourse obligations of the FL4 Issuer and non-recourse obligations of the FL4 Co-Issuer, and the FL4 Class F Notes and the FL4 Class G Notes are limited recourse obligations of the FL4 Issuer. The FL4 Co-Issuer owns no material assets and will engage in no business other than co-issuing the FL4 Offered Notes. To the extent that the FL4 Collateral is insufficient to meet payments due in respect of the FL4 Offered Notes and expenses following liquidation of the FL4 Collateral, the obligations of the FL4 Issuer and the FL4 Co-Issuer to pay such deficiency will be extinguished.

Interest Rate and Maturity

Interest payments on the FL4 Notes are payable monthly, beginning in April 2021. Each class of FL4 Notes will mature at par in March 2038, unless redeemed or repaid prior thereto. Principal payments on each class of FL4 Notes will be paid in accordance with the priority of payments set forth in the FL4 Indenture. However, it is anticipated that the FL4 Notes will be paid in advance of the stated maturity date in accordance with the priority of payments in the FL4 Indenture.

For so long as any class of FL4 Notes with a higher priority is outstanding, any interest due on the FL4 Class C Notes, the FL4 Class D Notes, the FL4 Class E Notes, the FL4 Class F Notes or the FL4 Class G Notes that is not paid as a result of the operation of the priority of payments set forth in the FL4 Indenture will be deferred, and the failure to pay such interest will not be an event of default under the FL4 Indenture (any such interest, “FL4 Deferred Interest”). FL4 Deferred Interest on any related class of FL4 Notes will be added to the outstanding principal balance of such class of FL4 Notes and will accrue interest at the applicable interest rate. FL4 Deferred Interest will not be payable until the earliest of the first interest payment date on which funds are available to pay such FL4 Deferred Interest in accordance with the priority of payments set forth in the FL4 Indenture, or the date on which such class of FL4 Notes matures or is redeemed.

Subordination of the FL4 Notes

In general, payments of interest and principal on any class of FL4 Notes are subordinate to all payments of interest and principal on any class of FL4 Notes with a more senior priority. Generally, all payments on the FL4 Notes will be subordinate to certain payments required to be made in respect of any interest advances and certain other expenses. Payments on the FL4 Notes will be senior to any payments on or in respect of the FL4 Preferred Shares to the extent required by the priority of payments set forth in the FL4 Indenture.

FL4 Note Protection Tests

The FL4 Notes are subject to note protection tests (the “FL4 Note Protection Tests”), which will be used primarily to determine whether and to what extent interest received on the FL4 Collateral Interests may be used to make certain payments subordinate to interest and principal payments to the FL4 Offered Notes in the priority of payments set forth in the FL4 Indenture. In the event that either FL4 Note Protection Test is not satisfied on any measurement date, interest received on the FL4 Collateral Interests that would otherwise be used to pay interest on the FL4 Class F Notes and the FL4 Class G Notes and dividends to the FL4 Preferred Shares and make certain other payments must instead be used to pay principal of first, the FL4 Class A Notes, second, the FL4 Class A-S Notes, third, the FL4 Class B Notes, fourth, the FL4 Class C Notes, fifth, the FL4 Class D Notes and sixth, the FL4 Class E Notes, in each case, to the extent necessary to cause the FL4 Note Protection Tests to be satisfied.

The FL4 Note Protection Tests consist of a par value test (the “FL4 Par Value Test”) and an interest coverage test (the “FL4 Interest Coverage Test”). The FL4 Par Value Test will generally be considered to be met if the number calculated by dividing (a) the aggregate principal balance of the FL4 Collateral Interests (other than any modified and defaulted FL4 Collateral Interest) plus certain other eligible investments plus the calculation amount of the modified and defaulted FL4 Collateral Interests by (b) the sum of the aggregate outstanding principal balance of the FL4 Offered Notes and the amount of any unreimbursed interest advances, is equal to or greater than 118.07%. The FL4 Interest Coverage Test will generally be considered to be met if the Interest Coverage Ratio (as defined in the FL4 Indenture) on the FL4 Offered Notes is equal to or greater than 120.00%.

FL4 Collateral Management Agreement

Certain advisory, administrative and monitoring functions relating to the FL4 Collateral Interests will be performed by TPG RE Finance Trust Management, L.P., a Delaware limited partnership and the Company’s external manager (the “Manager”), as FL4 collateral manager (in such capacity, the “FL4 Collateral Manager”) pursuant to a collateral management agreement, dated as of March 31, 2021, between the FL4 Issuer and the Manager (the “FL4 Collateral Management Agreement”).

As compensation for the performance of its obligations as FL4 Collateral Manager, the Manager is entitled to receive a collateral management fee, payable monthly in arrears, equal to 0.1% per annum of the net outstanding balance of the FL4 Collateral Interests to the extent funds are available. The Manager has agreed to waive its entitlement to the collateral management fee for so long as the Manager or an affiliate of the Manager is the FL4 Collateral Manager and also the external manager of the Company. However, there can be no assurance that any replacement collateral manager will also waive the right to receive the collateral management fee.

The Manager may be removed as FL4 Collateral Manager upon at least 30 days’ prior written notice if certain events of default have occurred, by the FL4 Issuer or the FL4 Trustee, if the holders of at least 66-2/3% in aggregate outstanding amount of each class of FL4 Notes then outstanding give written notice to the Manager, the FL4 Issuer and the FL4 Trustee directing such removal. The Manager cannot be removed as FL4 Collateral Manager without cause, but may resign as FL4 Collateral Manager upon 90 days’ prior written notice. Upon any resignation or removal of the Manager as FL4 Collateral Manager while any of the FL4 Notes are outstanding, holders of a majority of the FL4 Preferred Shares (excluding any FL4 Preferred Shares held by certain related parties) will have the right to instruct the FL4 Issuer to appoint an institution identified by such holders as replacement FL4 Collateral Manager. In the event that 100% of the aggregate outstanding FL4 Preferred Shares are held by related parties and the proposed replacement FL4 Collateral Manager is an affiliate of the Manager, the holders of at least a majority of the aggregate outstanding principal balance of the most junior class of FL4 Notes not 100% owned by related parties (excluding any FL4 Notes held by related parties to the extent the replacement FL4 Collateral Manager is an affiliate of the Manager or the Manager has been removed as FL4 Collateral Manager after the occurrence of an event of default) may direct the FL4 Issuer to appoint an institution identified by such holders as replacement collateral manager.

Except with respect to the limitations set forth in the FL4 Indenture, the Manager, in its capacity as FL4 collateral manager, is not obligated to pursue any particular investment strategy or opportunity with respect to the FL4 Collateral. The Manager and its affiliates may engage in other business and furnish investment management, advisory and other services to other portfolios. The Manager may make recommendations to or effect transactions for such other portfolios, which recommendations or transactions may differ from those made on behalf of the FL4 Issuer.

Managed Transaction with Reinvestment

The FL4 CLO includes a 24-month reinvestment period during which the Manager, as FL4 Collateral Manager, is permitted to reinvest certain proceeds arising from the FL4 Collateral Interests in additional collateral interests meeting certain eligibility criteria (the “FL4 Reinvestment Collateral Interests”). Additionally, the FL4 Issuer may acquire exchange collateral interests (the “FL4 Exchange Collateral Interests”) and, together with the FL4 Closing Date Collateral Interests, FL4 Ramp-Up Collateral Interests and FL4 Reinvestment

Collateral Interests, the “FL4 Collateral Interests”), in each case, in exchange for a defaulted collateral interest or a credit risk collateral interest. Any FL4 Ramp-Up Collateral Interest, FL4 Reinvestment Collateral Interest and FL4 Exchange Collateral Interests will be required to meet certain eligibility criteria, acquisition and disposition requirements and other conditions set forth in the FL4 Indenture and the FL4 Collateral Interest Purchase Agreement.

The FL4 Ramp-Up Account will be funded on the FL4 CLO Closing Date in an amount of approximately $308.9 million. Once funded, the FL4 Ramp-Up Account will be used to fund purchases of additional FL4 Ramp-Up Collateral Interests; provided the aggregate principal balance of such additional FL4 Ramp-Up Collateral Interests that are secured by multifamily properties plus the remaining balance on the FL4 Ramp-Up Account shall not be less than 75% of $308.9 million and no FL4 Ramp-Up Collateral Interest may be secured by retail or hospitality properties. The FL4 CLO’s ability to acquire FL4 Ramp-Up Collateral Interests will expire on the payment date in October 2021.

The FL4 Servicing Agreement

Except for certain non-serviced loans, the commercial real estate loans related to the FL4 Collateral Interests (the “FL4 Loans”) will be serviced by Situs Asset Management LLC, a Texas limited liability company (the “FL4 Servicer”), pursuant to a servicing agreement (the “FL4 Servicing Agreement”), dated as of March 31, 2021, by and among the FL4 Issuer, the Manager, the FL4 Trustee, the FL4 Note Administrator, the FL4 Seller (as advancing agent) and the FL4 Servicer and Situs Holdings, LLC, a Delaware limited liability company (the “FL4 Special Servicer”). Additionally, pursuant to the FL4 Servicing Agreement, the FL4 Issuer appointed the FL4 Special Servicer to act as special servicer with respect to serviced the FL4 Loans.

The FL4 Servicing Agreement requires each of the FL4 Servicer and the FL4 Special Servicer to diligently service and administer the serviced Loans and any applicable mortgaged property acquired directly or indirectly by the FL4 Special Servicer for the benefit of the secured parties under the FL4 Indenture. In connection with their respective duties under the FL4 Servicing Agreement, the FL4 Servicer and the FL4 Special Servicer (or any replacement servicer or special servicer) are entitled to monthly servicing and special servicing fees, as described in the FL4 Servicing Agreement.

The foregoing summaries of the FL4 Indenture, the FL4 Preferred Share Paying Agency Agreement, the FL4 Collateral Interest Purchase Agreement, the FL4 Collateral Management Agreement and the FL4 Servicing Agreement are qualified in their entirety by reference to the full text of the FL4 Indenture, the FL4 Preferred Share Paying Agency Agreement, the FL4 Collateral Interest Purchase Agreement, the FL4 Collateral Management Agreement and the FL4 Servicing Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 31, 20221, the Company issued a press release announcing the closing of TRTX 2021-FL4. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information contained in the press release shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Indenture, dated as of March 31, 2021, by and among TRTX 2021-FL4 Issuer, Ltd., TRTX 2021-FL4 Co-Issuer, LLC, TRTX Master CLO Loan Seller, LLC, Wilmington Trust, National Association and Wells Fargo Bank, National Association

10.2	Preferred Share Paying Agency Agreement, dated as of March 31, 2021, among TRTX 2021-FL4 Issuer, Ltd., Wells Fargo Bank, National Association and MaplesFS Limited

Exhibit No.	Description

10.3	Collateral Interest Purchase Agreement, dated as of March 31, 2021, among TRTX 2021-FL4 Issuer, Ltd., TRTX Master CLO Loan Seller, LLC, TPG RE Finance Trust Holdco, LLC and TPG RE Finance Trust CLO Sub-REIT

10.4	Collateral Management Agreement, dated as of March 31, 2021, between TRTX 2021-FL4 Issuer, Ltd. and TPG RE Finance Trust Management, L.P.

10.5	Servicing Agreement, dated as of March 31, 2021, by and among TRTX 2021-FL4 Issuer, Ltd., TPG RE Finance Trust Management, L.P., Wilmington Trust, National Association, Wells Fargo Bank, National Association, TRTX Master CLO Loan Seller, LLC, Situs Asset Management LLC and Situs Holdings, LLC.

99.1	Press release, dated March 31, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE Finance Trust, Inc.

By:	/s/ Robert Foley
Name: Robert Foley
Title: Chief Financial Officer

Date: March 31, 2021